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                                                                   Exhibit 3.23b

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       GLOBAL IMAGING FINANCE COMPANY, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                       GLOBAL IMAGING FINANCE COMPANY, LLC

          This LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of Global Imaging Finance Company, LLC (the "Company") is effective as of April 1, 2002.

          1. Formation of Limited Liability Company. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute (the "Act"). The rights and obligations of Global Imaging Systems, Inc., a Delaware corporation ("Global"), and the administration and termination of the Company shall be governed by the Agreement and the Act. The Agreement shall be considered the "Limited Liability Company Agreement" of the Company within the meaning of the Act. To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

          2.   Members. Global is the sole Member of the Company (the "Member").

          3. Purpose. The Company is formed for the object and purpose of, and the nature of the business is, engaging in any lawful business or activity permitted to be engaged in by a limited liability company pursuant to the Act and engaging in any and all activities necessary, convenient, desirable or incident to the foregoing.

          4. Name. The name of the Company shall be Global Imaging Finance Company, LLC.

          5. Registered Agent and Principal Office. The registered office and registered agent of the Company in the State of Delaware shall be initially at The Corporate Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801, and shall thereafter be as the managers may designate from time to time. The Company may have such other offices as the managers may designate from time to time. The principal business and mailing address of the Company shall be 275 Read Street, Portland, Maine 04104.

          6. Term of Company. The Company commenced on the date its Certificate of Formation first was properly filed with the Secretary of State of the State of Delaware and shall continue in existence in perpetuity unless its business and affairs are earlier wound up following dissolution at such time as this Agreement may specify.

          7.   Management of Company.

          (a) Managers. All decisions relating to the business, affairs, and properties of the Company shall be made by the managers. The managers may appoint a Chairman, a President, one or more Vice Presidents, a Secretary and such other officers of the Company as the managers may deem necessary or advisable to manage the day-to-day business affairs of the Company. The managers shall serve at the pleasure of the Member. The managers and officers

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shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Company. Such delegation of authority shall not cause the Member to cease to be a Member.

          (b) Number, Qualifications and Terms. The Company shall have at least three managers and initially shall be four managers, but the authorized number of managers may be increased by manager resolution. Managers need not be residents of the State of Delaware. Each manager shall hold office for the full term for which such manager is elected, which term shall be specified in the vote or resolution of the Member or, if not so specified and in each case, until such manager's successor shall have been duly elected and qualified or until his or her earlier death or resignation or removal in accordance with this Agreement.

          (c)  Initial Managers. The initial managers shall be as follows:

                                Thomas S. Johnson

                                Raymond Schilling

                                Peter Dinan

                                Carl D. Thoma

          (d) Place of Meetings. Meetings of the managers of the Company, regular or special, may be held either within or without the State of Delaware, at whatever place is specified by the person or persons calling the meeting. In the absence of a specific designation, the meetings shall be held at the principal office of the Company.

          (e) Regular Meetings of Managers. Regular meetings of the managers shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the managers, without further notice of such meetings. The time or place of holding regular meetings of the managers may be changed by the Chairman or the President of the Company by giving written notice thereof as provided in Section 7(g) hereof.

          (f) Special Meetings of Managers. Special meetings of the managers shall be held, whenever called by the President or any manager, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

          (g) Attendance at and Notice of Meetings. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the managers, and written notice of any change in the time or place of holding the regular meetings of the managers, shall be given to each manager personally or by mail or by telegraph, telecopier or similar communication at least ten days before the day of the meeting; provided, however, that notice of any meeting need not be given to any manager if waived by him or her in writing, or if he or she shall be present at such meeting. Participation in a meeting of the managers shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the

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meeting is not lawfully called or convened.

          (h) Quorum of and Action by Managers. Unless a greater number is required by law, one manager shall constitute a quorum for the transaction of business. Except as otherwise provided by law or in this Agreement, all questions shall be decided by the vote cast by the manager.

          (i) Manager Action Without a Meeting. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at a meeting of the managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the manager of the Company and filed with the Secretary of the Company.

          (j) Manager Telephone Meetings. Subject to the provisions required or permitted by the Act for notice of meetings, unless otherwise restricted by this Agreement, the managers may participate in and hold a meeting of such managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7(j) shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          (k) Compensation of Managers. Managers shall not be entitled to receive compensation for their services.

          (l) Removal, Vacancies. The Member may remove any manager of the Company at any time in its sole discretion. The Member shall appoint a replacement manager to fill any vacancy.

          (m) Liability of Managers. A manager shall not be liable under any judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company by reason of his acting as a manager of the Company. A manager of the Company shall not be personally liable to the Company or the Member for monetary damages for breach of fiduciary duty as a manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of the Act as a result of the willful or grossly negligent act or omission of the manager. If the laws of the State of Delaware are amended after the date of this Agreement to authorize action further eliminating or limiting the personal liability of managers, then the liability of a manager of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the full extent permitted by the amended laws of the State of Delaware. Any repeal or modification of this Section 7(m) by the Member shall be prospective only, and shall not adversely affect any limitation on the personal liability of a manager of the Company existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification.

          (n) Outside Activities. This Agreement shall not preclude or limit, in any respect, the right of the Member or the Managers (or any person associated with the Managers)

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to engage or invest, directly or indirectly, in any business activity or venture of any nature or description, including those that may be the same as or similar to the Company's business and in direct competition therewith, or to invest in the same business activity or venture as those in which the Company has invested, and no Member or the Managers shall have any obligation to offer any such business activity or venture to the Company. Neither the Company nor the Member shall have any right, by virtue of this Agreement or the relationship created hereunder, in such investments or to such other activities or ventures, and such activities or ventures, even if the same are directly competitive with the business of the Company, shall not be deemed wrongful or improper, manifestly unreasonable or a breach of any duty imposed on the Member or the Managers hereunder, the Act or other applicable law.

          (o) Reimbursement of Managers. All direct costs and expenses incurred by the Managers in managing and conducting the business and affairs of the Company, including, without limitation, (i) all costs and expenses incurred in organizing the Company and in conducting any business activities of the Company,
(ii) telephone and other office expenses, (iii) travel expenses and (iv) expenses incurred in providing or obtaining such other professional, technical, administrative services and advice as the Managers may deem necessary or desirable, shall be paid or reimbursed by the Company as a Company expense.

          8. Indemnification of Officers and Managers. The Company shall indemnify each manager and officer of the Company to the full extent permitted by law. The Company shall provide director and officer liability insurance for each manager and officer of the Company to the extent deemed appropriate by the Member or as otherwise required by any agreement to which the Company is a party.

          9. Capital Contributions. The Member shall contribute to the capital of the Company the properties described in Exhibit A (the "Capital Contributions"). At any time and from time to time, the Member may make, and the Managers may request that the Member make, additional Capital Contributions ("Additional Contributions") to the capital of the Company. In no event shall the Managers be obligated to call for Additional Contributions nor shall the Member be required to make Additional Contributions.

          10. Allocations of Profits and Losses. Except as may otherwise be required by applicable U.S. Treasury regulations (including U.S. Treasury regulations applicable to allocations attributable to Company indebtedness), all profits and losses and all related items of income, gain, loss, deduction, and credit of the Company shall be allocated, charged, or credited among the Members in accordance with their respective membership interests.

          11. Distributions. The Company may distribute funds to the Members at such times and in such amounts as the Managers shall determine to be appropriate. Any such distributions shall be made to each Member in accordance with each such Member's membership interest at the time of the distribution with no priority as to any Member.

          12. Additional Members and Membership Interests. Additional persons may be admitted to the Company as Members and membership interests may be created and issued to such persons on such terms and conditions as the Member shall determine and as shall

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be reflected in an appropriate amendment to this Agreement that is approved by all the Members.

          13. Liability of Member. No Member shall be liable for the debts, liabilities, contracts or other obligations of the Company except to the extent of any unpaid Capital Contributions such Member has agreed to make to the Company and such Member's share of the assets (including undistributed revenues) of the Company; and in all events, a Member shall be liable and obligated to make payments of its Capital Contributions only as and when such payments are due in accordance with the terms of this Agreement. No Member shall be required to make any loans to the Company. The Company shall indemnify and hold harmless a Member in the event a Member becomes liable, notwithstanding the preceding sentence, for any debt, liability, contract or other obligation of the Company except to the extent expressly provided in the first sentence of this Section 13.

          14. No State-Law Partnership. The Company shall not be considered a partnership (including, without limitation, a limited partnership) or joint venture, and no Member shall be a partner or joint venturer of any other Member for any purposes other than as the Managers may determine, and this Agreement shall not be construed to suggest otherwise.

          15. Title to Company Property. All assets and property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. All the Company's assets and properties shall be recorded as the property of the Company on its books and records.

          16. Books and Records. The Managers shall maintain or cause the Company to maintain books and records as required by, and in accordance with, the Act, and such other books and records as the Member may reasonably request, including specifically accounting books. Such books shall be kept at the principal office of the Company and shall be maintained in accordance with the terms of this Agreement. The fiscal year of the Company shall be April 1 to March 31, and the Managers shall keep the accounting books of the Company on such basis.

          17. Bank Accounts. The Managers may cause one or more accounts to be maintained in the name of the Company in a bank (or banks) or other financial institutions such as stock brokerage firms, which accounts shall be used for the payment of expenditures incurred by the Company and in which shall be deposited any and all receipts of the Company. All amounts shall be and remain the property of the Company and shall be received, held and disbursed by the Managers for the purposes specified in this Agreement.

          18. Dissolution and Winding Up. The Member shall have the right to dissolve the Company. The Member may exercise this right by executing a written instrument of dissolution that provides that the Company's business and affairs shall be wound up.

          19. Amendments. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

          20. Governing Law. The validity and enforceability of this Agreement shall

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be governed by and construed in accordance with the laws of the State of
Delaware without regard to otherwise governing principles of conflicts of law.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                               MEMBER

                               Global Imaging Systems, Inc.,
                               a Delaware corporation


                               By: /s/ Thomas S. Johnson
                                  ----------------------------------------------
                                  Name:  Thomas S. Johnson
                                  Title: President and CEO


                               COMPANY

                               Global Imaging Finance Company, LLC,
                               a Delaware limited liability company


                               By: /s/ Raymond Schilling
                                  ----------------------------------------------
                                  Name:  Raymond Schilling
                                  Title: Vice President, Secretary and Treasurer

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                                    EXHIBIT A

                              PROPERTY CONTRIBUTED

     The Member's shares of and basis in all or the outstanding shares of the capital stock of Global Imaging Finance Company

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Amendment of the Operating Agreement dated May 15, 2003

     RESOLVED, that the Operating Agreement is hereby amended by deleting
Section 3 of the Operating Agreement in its entirety and is replaced with the following:

                    "3.  Purpose. The Company is formed for the
               object and purpose of, and the nature of the business is, engaging in any lawful business or activity permitted to be engaged in by a limited liability company pursuant to the Act and engaging in any and all activities necessary, convenient, desirable or incident to the foregoing, including, without limitation, guaranteeing the obligations of the Member or the Member's ultimate parent, Global Imaging Systems, Inc."